UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2020

BLOOMIN’ BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (813) 282-1225

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Indenture and Notes

On May 8, 2020, Bloomin’ Brands, Inc. (the “Company,” “we” or “us”) closed its previously announced issuance and sale of $200 million aggregate principal amount (the “Initial Notes”) of the Company’s 5.00% Convertible Senior Notes due 2025 (the “Notes”) and the initial purchasers of the Initial Notes (the “Initial Purchasers”) provided notice of exercise in full of their option to purchase an additional $30 million aggregate principal amount of the Notes (the “Option Notes”), which is expected to close on May 12, 2020. The net proceeds to the Company from the issuance and sale of the Initial Notes were approximately $192.3 million, after deducting the Initial Purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company expects to receive an additional $29.1 million in net proceeds from the issuance and sale of the Option Notes.

The Initial Notes were and the Option Notes will be issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of May 8, 2020, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). We will pay interest on the Notes at an annual rate of 5.00%, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020. The Notes will mature on May 1, 2025, unless earlier converted, redeemed or repurchased by us.

The Notes are convertible at the option of holders only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2020, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, in accordance with certain procedures described in the Indenture; (3) upon the occurrence of certain corporate events or distributions on our common stock as described in the Indenture; (4) if we call the Notes for redemption; and (5) at any time from, and including, November 1, 2024 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate. The initial conversion rate is 84.1220 shares per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $11.89 per share, and is subject to adjustment as described in the Indenture. If a “make-whole fundamental change” (as defined in the Indenture) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

The Notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or after May 1, 2023 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “fundamental change” (as defined in the Indenture) occurs, then holders of Notes may require us to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any.

The Notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the Notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The Indenture does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries. The Indenture contains customary terms and covenants and events of default.

Convertible Note Hedge and Warrant Transactions

In connection with the issuance of the Notes, the Company entered into privately negotiated convertible note hedge transactions (the “Convertible Note Hedge Transactions”) with certain of the Initial Purchasers and/or their respective affiliates and other financial institutions (in this capacity, the “Hedge Counterparties”). Concurrently with the Company’s entry into the Convertible Note Hedge Transactions, the Company also entered into separate, privately negotiated warrant transactions with the Hedge Counterparties collectively relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments, and for which the Company received premiums that partially offset the cost of entering into the Convertible Note Hedge Transactions (the “Warrant Transactions” and, collectively with the Convertible Note Hedge Transactions, the “Convertible Note Hedge and Warrant Transactions”).

The Convertible Note Hedge Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the Notes, and are expected generally to reduce the potential equity dilution, and/or offset any cash payments in excess of the principal amount due, as the case may be, upon conversion of the Notes. The Warrant Transactions could have a dilutive effect on the Company’s common stock to the extent that the price of our common stock exceeds the strike price of the Warrant Transactions. The strike price will initially be $16.64 per share and is subject to certain adjustments under the terms of the Warrant Transactions.

In connection with the Initial Purchasers’ exercise of their option to purchase the Option Notes, the Company entered into additional Convertible Note Hedge Transactions and additional Warrant Transactions with the Hedge Counterparties, which initially cover the number of shares of our common stock that initially underlie the Option Notes sold to the Initial Purchasers.

The portion of the net proceeds to the Company from the offering of the Notes that was and is expected to be used to pay the premium on the Convertible Note Hedge Transactions (calculated after taking into account the proceeds to the Company from the Warrant Transactions) and the expected issuance of the Option Notes and corresponding additional Note Hedge Transactions and Warrant Transactions is approximately $19.6 million.

The above description of the Indenture, the Notes and the Convertible Note Hedge and Warrant Transactions is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference, and the forms of the confirmations with respect to the Convertible Note Hedge Transactions and Warrant Transactions are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above summary is qualified in its entirety by reference to the terms of the Indenture, the Notes and forms of confirmations filed as exhibits hereto.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OFF-BALANCE SHEET ARRANGEMENT

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Initial Notes were and the Option Notes are expected to be issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in transactions not involving any public offering. The Initial Purchasers are initially offering the Notes only to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

After giving effect to the expected closing of the issuance and sale of the Option Notes, a maximum of 24,185,052 shares of the Company’s common stock may be issued upon conversion of the Notes in full, based on the maximum conversion rate of 105.1524 shares of the Company’s common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustments.

The issuance and sale by the Company of the warrants in the Warrant Transactions to the Hedge Counterparties was made in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering.

ITEM 7.01	REGULATION FD DISCLOSURE

Attached as Exhibit 99.1 hereto is an illustration of the potential dilutive impact of the Notes and the Convertible Note Hedge Transaction, including the Option Notes and corresponding Convertible Note Hedge Transaction, assuming various hypothetical quarterly average market prices of the Company’s common stock at the initial conversion rate.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 8.01	OTHER EVENTS

On May 6, 2020, the Company issued a press release announcing the pricing of the Notes, a copy of which is attached hereto as Exhibit 99.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 8, 2020, between Bloomin’ Brands, Inc. and Wells Fargo Bank, National Association.

4.2	Form of 5.00% Convertible Senior Notes due 2025 (included as Exhibit A to Exhibit 4.1)

10.1	Form of Convertible Note Hedge Transactions confirmation

10.2	Form of Warrant Transactions confirmation

99.1	Illustrative Table of Potential Dilutive Impact of 5.00% Convertible Senior Notes due 2025 and Call Spread

99.2	Press Release of Bloomin’ Brands, Inc. dated May 6, 2020 (regarding pricing of Notes offering)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: May 11, 2020	By:	/s/ Christopher Meyer
Christopher Meyer
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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